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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Weigh-Tronix, LLC of our report dated 20 July 2000 relating to the financial statements of the Avery Berkel Group, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information for the Avery Berkel Group" in such Registration Statement.

Deloitte & Touche

Birmingham, United Kingdom

13 October 2000